As filed with the Securities and Exchange Commission on July 1, 2003.
                                           Registration Statement No. 333-105071

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                                 RC2 CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                                   ----------
               DELAWARE                         36-4088307
     (State  or  Other  Jurisdiction  of     (I.R.S.  Employer
     Incorporation  or  Organization)     Identification  Number)
                              800 VETERANS PARKWAY
                           BOLINGBROOK, ILLINOIS 60440
                            TELEPHONE (630) 633-3000
    (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)
                               CURTIS W. STOELTING
                             CHIEF EXECUTIVE OFFICER
                                 RC2 CORPORATION
                              800 VETERANS PARKWAY
                           BOLINGBROOK, ILLINOIS 60440
                            TELEPHONE (630) 633-3000
  (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)
                          Copies of communications to:

                                 JAMES M. BEDORE
                        REINHART BOERNER VAN DEUREN S.C.
                       1000 NORTH WATER STREET, SUITE 2100
                           MILWAUKEE, WISCONSIN 53202
                            TELEPHONE (414) 298-1000


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              ____________________
 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy
                                                                 -- -----
these securities in any jurisdiction where the offer or sale is not permitted. PROSPECTUS


                      SUBJECT TO COMPLETION, JULY 1, 2003




                                 RC2 CORPORATION



                         133,333 SHARES OF COMMON STOCK
                              ____________________


     Two selling stockholders are offering for sale up to 133,333 shares of our common stock. The common stock may be sold on the Nasdaq National Market or any other market on which the common stock may subsequently be listed, at prices determined at the time of sale. We will not receive any proceeds from the sale of these shares by the selling stockholders.

     Our common stock is listed on the Nasdaq National Market under the symbol "RCRC." On June 30, 2003, the last reported sale price of our common stock on the Nasdaq National Market was $17.13 per share.



     THIS  INVESTMENT  INVOLVES  RISKS.  SEE "RISK FACTORS" BEGINNING ON PAGE 2.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ____________________




_______________,  2003

                                TABLE OF CONTENTS



                                                   PAGE
                                                   ----
Summary . . . . . . . . . . . . . . . . . . . . .     1
Risk Factors. . . . . . . . . . . . . . . . . . .     2
Special Note Regarding Forward-Looking Statements     8
Use of Proceeds . . . . . . . . . . . . . . . . .     8
Selling Stockholders. . . . . . . . . . . . . . .     8
Plan of Distribution. . . . . . . . . . . . . . .    10
Indemnification of Directors and Officers . . . .    12
Legal Matters . . . . . . . . . . . . . . . . . .    12
Experts . . . . . . . . . . . . . . . . . . . . .    12
Where You Can Find More Information About Us. . .    13

     YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR THE OTHER INFORMATION WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS.



                                     SUMMARY

     You should read the following summary together with the more detailed information appearing elsewhere in or incorporated by reference into this prospectus before making an investment decision.

                                    ABOUT RC2

     We are a leading producer and marketer of high quality, innovative collectibles and toys targeted at adult collectors and children. Our diverse product offerings include agricultural, construction and outdoor sports vehicle replicas; automotive, high performance and racing vehicle replicas; traditional children's toys; sports trading cards and racing apparel and souvenirs; and collectible figures. These products are sold under our market-focused brand names, including Racing Champions (R), Ertl (R), Ertl Collectibles (R), Learning Curve, American Muscle (TM), AMT (R), W. Britain (R), Press Pass (R), Eden (R), Feltkids (R) and JoyRide Studios (TM). We support our brands and enhance the authenticity of our products by linking them with highly recognized licensed properties from John Deere, Harley-Davidson, Hit Entertainment, Lamaze, Case, Polaris, Honda, Caterpillar, Ford, GM, DaimlerChrysler, NASCAR, NHRA, Texaco, Universal Studios, Warner Brothers, DIC Entertainment, Nintendo, Sega, Electronic Arts and Microsoft. Our products are marketed through multiple channels of distribution, including chain retailers, specialty and hobby wholesalers and retailers, OEM dealers, corporate accounts for promotional purposes and direct to consumers. We sell through more than 20,000 retail outlets located in North America, Europe and Asia Pacific.

     On March 4, 2003, we completed our acquisition of Learning Curve International, Inc. with an effective date of February 28, 2003. For additional information regarding the Learning Curve acquisition, see "Selling Stockholders" and "Where You Can Find More Information About Us."

                                  RC2'S OFFICES


     Our principal executive offices are located at 800 Veterans Parkway, Bolingbrook, Illinois 60440 and our telephone number is (630) 633-3000. We were known as Racing Champions Ertl Corporation before we changed our name to RC2 Corporation in April 2003. We maintain our corporate website at www.rc2corp.com. Information on our website is not part of this prospectus.


                                  THE OFFERING


Common stock offered by the selling stockholders .  133,333 shares

Common stock to be outstanding after this offering  17,142,804 shares

Use of proceeds. . . . . . . . . . . . . . . . . .  We will not receive any proceeds from the sale
                                                    of shares by the selling
                                                    stockholders.

Nasdaq National Market symbol. . . . . . . . . . .  RCRC

Plan of Distribution . . . . . . . . . . . . . . .  The shares of common
                                                    Stock covered by this
                                                    prospectus may be
                                                    offered from time to
                                                    time by the selling
                                                    stockholders.  See "Plan
                                                    of Distribution."

                                  RISK FACTORS

     Before purchasing the common stock, you should carefully consider the following risk factors and the other information contained in or incorporated by reference into this prospectus.

RISKS  RELATED  TO  OUR  BUSINESS

OUR NET SALES AND PROFITABILITY DEPEND ON OUR ABILITY TO CONTINUE TO CONCEIVE, DESIGN AND MARKET COLLECTIBLES AND TOYS THAT APPEAL TO CONSUMERS.

     The introduction of new products is critical in our industry and to our growth strategy. Our business depends on our ability to continue to conceive, design and market new products and upon continuing market acceptance of our product offering. Rapidly changing consumer preferences and trends make it difficult to predict how long consumer demand for our existing products will continue or what new products will be successful. Our current products may not continue to be popular or new products we introduce may not achieve adequate consumer acceptance for us to recover development, manufacturing, marketing and other costs. A decline in consumer demand for our products, our failure to develop new products on a timely basis in anticipation of changing consumer preferences or the failure of our new products to achieve and sustain consumer acceptance could reduce our net sales and profitability.

COMPETITION FOR LICENSES COULD INCREASE OUR LICENSING COSTS OR LIMIT OUR ABILITY TO MARKET PRODUCTS.


     We market virtually all of our products under licenses from other parties. These licenses are generally limited in scope and duration and generally authorize the sale of specific licensed products on a nonexclusive basis. Our license agreements often require us to make minimum guaranteed royalty payments that may exceed the amount we are able to generate from actual sales of the licensed products. Any termination of our significant licenses, or any inability to develop and enter into new licenses, could limit our ability to market our products or develop new products. Competition for licenses could require us to pay licensors higher royalties and higher minimum guaranteed payments in order to obtain or retain attractive licenses. In addition, licenses granted to other parties, whether or not exclusive, could limit our ability to market products, including products we currently market.

COMPETITION  IN  OUR  MARKETS  COULD  REDUCE  OUR  NET SALES AND PROFITABILITY.

     We operate in highly competitive markets. We compete with several larger domestic and foreign companies, such as Mattel, Inc., Hasbro, Inc., Jakks Pacific Inc., Maisto Ltd. and Action Performance Companies, Inc., with private label products sold by many of our retail customers and with other producers of collectibles and toys. Many of our competitors have longer operating histories, greater brand recognition and greater financial, marketing and other resources than we do. In addition, we may face competition from new participants in our markets because the collectible and toy industries have limited barriers to entry. We experience price competition for our products, competition for shelf space at retailers and competition for licenses, all of which may increase in the future. If we cannot compete successfully in the future, our net sales and profitability will likely decline.

WE MAY EXPERIENCE DIFFICULTIES IN INTEGRATING OUR RECENT ACQUISITION OF LEARNING CURVE INTERNATIONAL, INC.

     We completed our acquisition of Learning Curve International, Inc. on March 4, 2003, with an effective date of February 28, 2003. The integration of Learning Curve's operations into our operations involves a number of risks including:

     -    possible  adverse  effects  on  our  reported  operating  results;
     -    unanticipated  costs  relating  to  the integration of Learning Curve;
     -    difficulties  in  achieving  planned  cost-savings  and  synergies;
     -    diversion  of  management's  attention;  and
     -    unanticipated  management  or  operational  problems  or  liabilities.


     We financed our acquisition of Learning Curve by borrowing $110.0 million under a new $140.0 million credit facility. This debt leverage could adversely affect our profit margins and limit our ability to capitalize on future business opportunities. This debt is also subject to fluctuations in interest rates.

WE  DEPEND  ON  THE  CONTINUING  WILLINGNESS  OF  MASS RETAILERS TO PURCHASE AND
PROVIDE  SHELF  SPACE  FOR  OUR  PRODUCTS.

     In 2002, we sold 37.5% of our products to mass retailers. Our success depends upon the continuing willingness of these retailers to purchase and provide shelf space for our products. We do not have long-term contracts with our customers. In addition, our access to shelf space at retailers may be reduced by store closings, consolidation among these retailers and competition from other products. An adverse change in our relationship with or the financial viability of one or more of our customers could reduce our net sales and profitability.

WE MAY NOT BE ABLE TO COLLECT OUTSTANDING ACCOUNTS RECEIVABLE FROM OUR MAJOR RETAIL CUSTOMERS.


     Many of our retail customers generally purchase large quantities of our products on credit, which may cause a concentration of accounts receivable among some of our largest customers. Our profitability may be harmed if one or more of our largest customers were unable or unwilling to pay these accounts receivable when due or demand credits or other concessions for products they are unable to sell. We only maintain credit insurance for certain of our major customers and the amount of this insurance generally does not cover the total amount of the accounts receivable. As of December 31, 2002 and 2001, our credit insurance covered approximately 15.6% and 14.3%, respectively, of our total gross accounts receivable. Insurance coverage for future sales is subject to reduction or cancellation.


WE  RELY  ON  A  LIMITED  NUMBER  OF FOREIGN SUPPLIERS IN CHINA TO MANUFACTURE A
MAJORITY  OF  OUR  PRODUCTS.


     We rely on four independent suppliers in China to manufacture a majority of our products in six factories, four of which are located in close proximity to each other in the Racing Industrial Zone manufacturing complex in China. Our China-based product sourcing accounted for approximately 90.5% of our total product purchases in 2002. The four independent, dedicated suppliers who manufacture only our products accounted for approximately 69.5% of our China-based product purchases in 2002. We have only purchase orders and not long-term contracts with our foreign suppliers. Because we rely on these suppliers for flexible production and have integrated these suppliers with our development and engineering teams, if these suppliers do not continue to exclusively manufacture our products, our product sourcing would be adversely affected. Difficulties encountered by these suppliers such as a fire, accident, natural disaster or an outbreak of severe acute respiratory syndrome (SARS) at one or more of their facilities, could halt or disrupt production at the affected facilities and increase our costs, delay the completion of orders, cause the cancellation of orders, delay the introduction of new products or cause us to miss a selling season applicable to some of our products.

CURRENCY  EXCHANGE  RATE  FLUCTUATIONS  COULD  INCREASE  OUR  EXPENSES.

     Our net sales are primarily denominated in U.S. dollars, except for a small amount of net sales in Europe denominated in U.K. pounds. Our purchases of finished goods from Chinese manufacturers are denominated in Hong Kong dollars. Expenses for these manufacturers are denominated in Chinese Renminbi. As a result, any material increase in the value of the Hong Kong dollar or the Renminbi relative to the U.S. dollar or the U.K. pound would increase our expenses and therefore could adversely affect our profitability. We are also subject to exchange rate risk relating to transfers of funds denominated in U.K. pounds or Euros from our U.K. subsidiary to the United States. We do not hedge foreign currency risk.

BECAUSE WE RELY ON FOREIGN SUPPLIERS AND WE SELL PRODUCTS IN FOREIGN MARKETS, WE ARE SUSCEPTIBLE TO NUMEROUS INTERNATIONAL BUSINESS RISKS THAT COULD INCREASE OUR COSTS OR DISRUPT THE SUPPLY OF OUR PRODUCTS.


     Our  international  operations  subject  us  to  the  following  risks:

     -    economic  and  political  instability;
     -    restrictive  actions  by  foreign  governments;
     - greater difficulty enforcing intellectual property rights and weaker laws protecting intellectual property rights;
     -    changes  in  import  duties  or  import  or  export  restrictions;
     - timely shipping of product and unloading of product through West Coast ports as well as timely rail/truck delivery to the Company's warehouse and/or a customer's warehouse;
     - complications in complying with the laws and policies of the United States affecting the importation of goods, including duties, quotas and taxes; and
     -    complications  in  complying  with  trade  and  foreign  tax  laws.


Any of these risks could disrupt the supply of our products or increase our expenses. The costs of compliance with trade and foreign tax laws increases our expenses and actual or alleged violations of such laws could result in enforcement actions or financial penalties that could result in substantial costs.

PRODUCT LIABILITY, PRODUCT RECALLS AND OTHER CLAIMS RELATING TO THE USE OF OUR PRODUCTS COULD INCREASE OUR COSTS.

     Because we sell collectibles and toys to consumers, we face product liability risks relating to the use of our products. We also must comply with a variety of product safety and product testing regulations. If we fail to comply with these regulations or if we face product liability claims, we may be subject to damage awards or settlement costs that exceed our insurance coverage and we may incur significant costs in complying with recall requirements. In addition, substantially all of our licenses give the licensor the right to terminate if any products marketed under the license are subject to a product liability claim, recall or similar violations of product safety regulations or if we breach covenants relating to the safety of the products or their compliance with product safety regulations. Even if a product liability claim is without merit, the claim could harm our reputation and divert management's attention and resources from our business.

TRADEMARK INFRINGEMENT OR OTHER INTELLECTUAL PROPERTY CLAIMS RELATING TO OUR PRODUCTS COULD INCREASE OUR COSTS.


     Our industry is characterized by frequent litigation regarding trademark infringement and other intellectual property rights. We have been a defendant in trademark infringement claims and claims of breach of license from time to time and we may continue to be subject to such claims in the future. The defense of intellectual property litigation is both costly and disruptive of the time and resources of our management even if the claim is without merit. We also may be required to pay substantial damages or settlement costs to resolve intellectual property litigation.

OUR DEBT COVENANTS MAY LIMIT OUR ABILITY TO COMPLETE ACQUISITIONS, INCUR DEBT, MAKE INVESTMENTS, SELL ASSETS, MERGE OR COMPLETE OTHER SIGNIFICANT TRANSACTIONS.

     Our credit agreement includes provisions that place limitations on a number of our activities, including our ability to:

     -    incur  additional  debt;
     -    create  liens  on  our  assets  or  make  guarantees;
     -    make  certain  investments  or  loans;
     -    pay  dividends;  or
     - dispose of or sell assets or enter into a merger or similar transaction.


     These debt covenants could restrict our ability to pursue opportunities to expand our business operations.


SALES OF OUR PRODUCTS ARE SEASONAL, WHICH CAUSES OUR OPERATING RESULTS TO VARY FROM QUARTER TO QUARTER.

     Sales of our products are seasonal. Historically, our net sales and profitability have peaked in the third quarter due to the holiday season buying patterns. Seasonal variations in operating results may put a strain on our business, impact our debt levels and cause fluctuations in our stock price.

RISKS  RELATED  TO  OUR  COMMON  STOCK

THE TRADING PRICE OF OUR COMMON STOCK HAS BEEN VOLATILE AND INVESTORS IN OUR COMMON STOCK MAY EXPERIENCE SUBSTANTIAL LOSSES.

     The trading price of our common stock has been volatile and may continue to be volatile in the future. The trading price of our common stock could decline or fluctuate in response to a variety of factors, including:

     -    our  failure to meet the performance estimates of securities analysts;
     - changes in financial estimates of our net sales and operating results or buy/sell recommendations by securities analysts;
     - the timing of announcements by us or our competitors concerning significant product developments, acquisitions or financial performance;
     -    fluctuation  in  our  quarterly  operating  results;
     -    substantial  sales  of  our  common  stock;
     -    general  stock  market  conditions;  or
     -    other  economic  or  external  factors.

     You  may  be  unable  to  sell  your  stock at or above the offering price.

WE MAY FACE FUTURE SECURITIES CLASS ACTION LAWSUITS THAT COULD REQUIRE US TO PAY DAMAGES OR SETTLEMENT COSTS AND OTHERWISE HARM OUR BUSINESS.

     A securities class action lawsuit was filed against us in 2000 following a decline in the trading price of our common stock from $17.00 per share on June 21, 1999 to $6.50 per share on June 28, 1999. We settled this lawsuit in 2002 with a $1.8 million payment, covered by insurance, after incurring legal costs of $1.0 million that were not covered by insurance. Future volatility in the price of our common stock may result in additional securities class action lawsuits against us which may require that we pay substantial damages or settlement costs in excess of our insurance coverage and incur substantial legal costs, and which may divert management's attention and resources from our business.

A  LIMITED  NUMBER  OF OUR SHAREHOLDERS CAN EXERT SIGNIFICANT INFLUENCE OVER US.

     As of April 30, 2003, our executive officers and directors collectively beneficially own 22.3% of the outstanding shares of our common stock. This share ownership would permit these stockholders, if they chose to act together, to exert significant influence over the outcome of stockholder votes, including votes concerning the election of directors, by-law amendments, possible mergers, corporate control contests and other significant corporate transactions.

VARIOUS  RESTRICTIONS  IN  OUR  CHARTER  DOCUMENTS,  DELAWARE LAW AND OUR CREDIT
AGREEMENT  COULD  PREVENT  OR  DELAY  A  CHANGE  OF  CONTROL  OF US WHICH IS NOT
SUPPORTED  BY  OUR  BOARD  OF  DIRECTORS.

     We are subject to a number of provisions in our charter documents, Delaware law and our credit agreement that may discourage, delay or prevent a merger, acquisition or change of control that a stockholder may consider favorable. These anti-takeover provisions include:

     - advance notice procedures for nominations of candidates for election as directors and for stockholder proposals to be considered at stockholders' meetings;

     - covenants in our credit agreement restricting mergers, asset sales and similar transactions and a provision in our credit agreement that triggers an event of default upon the acquisition by a person or group of persons of beneficial ownership of 33-1/3% or more of our outstanding common stock; and
     - the Delaware anti-takeover statute contained in Section 203 of the Delaware General Corporation Law.

     Section 203 of the Delaware General Corporation Law prohibits a merger, consolidation, asset sale or other similar business combination between RC2 and any stockholder of 15% or more of our voting stock for a period of three years after the stockholder acquires 15% or more of our voting stock, unless (1) the transaction is approved by our board of directors before the stockholder acquires 15% or more of our voting stock, (2) upon completion of the transaction the stockholder owns at least 85% of our voting stock outstanding at the commencement of the transaction or (3) the transaction is approved by our board of directors and the holders of 66-2/3% of our voting stock excluding shares of our voting stock owned by the stockholder.

SHORT  SELLING  IN  OUR  COMMON  STOCK  MAY  CAUSE  THE MARKET PRICE TO DECLINE.

     Holders of our common stock, including the selling stockholders, may engage in "short selling." A short sale is a contract to sell shares of our common stock not owned by the seller or, if owned, not immediately delivered against such sale. Short selling essentially represents an attempt by the seller to profit from declines in the market price of our common stock during the contract term. The existence of short selling itself may exert downward pressure on the market price of our common stock. Short selling by the selling stockholders of the shares offered under this prospectus may also allow the selling stockholders to profit at the expense of the purchasers of the shares.

                             SPECIAL NOTE REGARDING
                           FORWARD-LOOKING STATEMENTS


     This prospectus contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These statements may be found throughout the prospectus as well as in the information incorporated by reference into this prospectus. You can identify forward-looking statements by words such as "may," "hope," "will," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "continue," "could," "future" or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Before you invest in the common stock, you should be aware that the occurrence of the events described under the caption "Risk Factors" and elsewhere in this prospectus and in the information incorporated by reference into this prospectus could have an adverse effect on our business, results of operations and financial condition. The forward-looking statements made in this prospectus or incorporated by reference into this prospectus relate only to circumstances as of the date on which the statements are made.


                                 USE OF PROCEEDS

     RC2 will not receive any proceeds from the sale of the shares of common stock offered under this prospectus by the selling stockholders listed below.

                              SELLING STOCKHOLDERS

     The shares of common stock covered by this prospectus are being offered by two selling stockholders, Richard E. Rothkopf and The John W. Lee II Revocable Trust. John W. Lee II is the sole trustee of The John W. Lee II Revocable Trust.


     On March 4, 2003, RC2 completed its acquisition of Learning Curve, with an effective date of February 28, 2003, pursuant to the Agreement and Plan of Merger, dated as of February 3, 2003 among RC2, Learning Curve and certain subsidiaries of RC2. Under the terms of the merger agreement, we acquired
Learning Curve for 666,666 shares of common stock and approximately $104.4 million of cash, less debt and capital lease obligations, including $12.0 million in escrow to secure Learning Curve's indemnification obligations under the merger agreement. In the merger agreement, Learning Curve agreed to indemnify RC2 for losses relating to breaches of Learning Curve's representations, warranties and covenants in the merger agreement and for specified liabilities relating to Learning Curve's historical business. RC2 may make indemnification claims against the escrow account until the later of March 31, 2005 or the completion of the audit of RC2's financial statements for the year ending December 31, 2004. The amount in escrow was reduced to $10 million in May 2003 and, to the extent that no claims are pending, the amount in escrow is scheduled to be reduced to $3 million in 2004. Amounts disbursed from escrow, to the extent not used to satisfy claims by RC2, will be paid to the former Learning Curve stockholders, including the selling stockholders. The purchase price is subject to a post-closing working capital adjustment and to the payment by RC2 of additional consideration of up to $6.5 million based on sales and margin targets for Learning Curve in 2003. We financed the acquisition by borrowing $110.0 million under a new $140.0 million credit facility. Upon completion of the merger, Learning Curve became the wholly owned subsidiary of RC2.

     Upon completion of the merger, we issued 525,877 shares of common stock to Richard E. Rothkopf and 140,789 shares of common stock to The John W. Lee Revocable Trust. The merger agreement requires that we prepare and file a registration statement under the Securities Act of 1933 to register the resale of up to 20% of the shares of common stock issued to Mr. Rothkopf and The John
W.  Lee  Revocable  Trust.

     Upon completion of the merger, we appointed Richard E. Rothkopf as a member of our board of directors and as an Executive Vice President of RC2 and we appointed John W. Lee II as an Executive Vice President of RC2. Mr. Rothkopf also continues to serve as Chairman of Learning Curve and Mr. Lee serves as President of Learning Curve.

     On March 4, 2003, we entered into separate employment agreements with Messrs. Rothkopf and Lee. The employment agreements with Messrs. Rothkopf and Lee terminate on April 30, 2006. Pursuant to the employment agreements, Messrs. Rothkopf and Lee will receive annual base salaries of $200,000 and $300,000, respectively. The employment agreements also provide that the executive officer is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for our other senior management excluding Messrs. Dods, Meyer and Chung. Pursuant to the employment agreements, each executive officer has agreed not to compete with us during employment and for a period of two years following termination of employment and has agreed to maintain the confidentiality of our proprietary information and trade secrets. The employment agreements provide that if the executive officer's employment is terminated by us without "cause" or by the executive officer for "good reason," the executive officer will be entitled to receive the greater of (i) his base salary for two years or (ii) $600,000; provided, however, if such termination or resignation occurs at any time after the occurrence of or in contemplation of a "change in control" with respect to us, then the executive officer shall be entitled to receive the greater of (i) his base salary for three years or (ii) $900,000.

     Other than as described above, neither of the selling stockholders has held any position or office or had any other material relationship with RC2 during the past three years.

     The  following  table  sets  forth:


     - the number of shares of common stock beneficially owned by each of the selling stockholders as of June 30, 2003, including any shares which that selling stockholder has the right to acquire within 60 days after June 30, 2003 by the exercise of options;


     - the maximum number of shares of common stock that may be offered by the selling stockholder under this prospectus;

     - the number of shares of common stock that will be beneficially owned by each selling stockholder assuming all of the shares that may be offered under this prospectus are sold; and

     - the percentage of common stock owned after the offering if all of the shares that may be offered under this prospectus are sold.

     The information with regard to each selling stockholder provided in the table below is based upon information provided to RC2 by that selling stockholder.


                                                   NUMBER OF
                      NUMBER OF       MAXIMUM        SHARES     PERCENTAGE OF
                        SHARES       NUMBER OF    BENEFICIALLY     SHARES
NAME OF SELLING      BENEFICIALLY  SHARES BEING   OWNED AFTER   OWNED AFTER
   STOCKHOLDER          OWNED         OFFERED       OFFERING      OFFERING
-------------------  ------------  -------------  ------------  ------------
Richard E. Rothkopf       525,877        105,175       420,702          2.5%

The John W. Lee II
Revocable Trust
U/A/D 9/29/97             140,789         28,158       112,631          0.7


                              PLAN OF DISTRIBUTION

     We are registering all of the shares on behalf of the selling stockholders. "Selling stockholders," as used in this prospectus, includes pledgees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, pledge, distribution or other non-sale transfer after the date of this prospectus.


     The selling stockholders may sell their shares from time to time. The selling stockholders will act independently of RC2 in making decisions with respect to the timing, manner and size of each sale. The sales may be made on the Nasdaq National Market or any other market on which the common stock may subsequently be listed at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:


     - purchases by a broker-dealer as principal and the resale by such broker or dealer for its account;
     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;
     - block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     -    in  privately  negotiated  transactions;  and
     -    for  shares  that  qualify for resale under Rule 144 of the Securities
          Act,  under  that  rule  rather  than  this  prospectus.


     A donee, pledgee, transferee or other successor-in-interest may also sell the shares through put or call option transactions relating to the shares registered or through a short sale of all or a portion of the shares registered. For information regarding risks relating to short selling, see "Risk Factors - Short selling in our common stock may cause the market price to decline."

     From time to time the selling stockholders may pledge their shares pursuant to the margin provisions of the selling stockholders' customer agreements with their brokers. Upon a default by the selling stockholders, the broker may, from time to time, offer and sell the pledged shares.

     The selling stockholders may make sales directly to purchasers or through broker-dealers. If making sales through broker-dealers, the broker-dealers may in turn arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale. In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with those sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.


     Each of the selling stockholders has adopted a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 through Banc of America Securities LLC covering substantially all of the shares registered on behalf of the selling stockholder. The trading plan for Richard E. Rothkopf provides for the sale by Banc of America Securities LLC of 105,000 shares of our common stock over a period of four trading days beginning on the date that the registration statement on Form S-3 of which this prospectus is a part is declared effective at a sales price of at least $12 per share. The trading plan for The John W. Lee II Revocable Trust provides for the sale by Banc of America Securities LLC of 28,000 shares of our common stock over a period of four trading days beginning on the date that the registration statement on Form S-3 of which this prospectus is a part is declared effective at a sales price of at least $12 per share. Under each trading plan, any shares that are not sold on a given day will be carried forward to the next trading day until the trading plan terminates. Each trading plan terminates upon the first to occur of (1) August 20, 2003, (2) death of the selling stockholder, (3) delivery of notice of termination by the selling stockholder or Banc of America Securities LLC to the other, (4) a proposed tender or exchange offer for shares of our common stock or
(5) a proposed merger, acquisition, recapitalization or comparable transaction as a result of which our common stock is to be exchanged or converted into cash, securities or shares of another company.

     RC2 has agreed to indemnify the selling stockholders against all losses, claims, damages, liabilities and expense caused by (1) any actual or alleged untrue statement of material fact contained in this prospectus or the registration statement, (2) any omission or alleged omission of a material fact required to be stated in this prospectus or the registration statement or necessary to make the statements in this prospectus or the registration statement, in light of the circumstances under which they were made, not misleading or (3) any other violation or breach of the Securities Act or any other applicable securities law by RC2 or any person acting on our behalf, except, as to each selling stockholder, to the extent that the losses, claims, damages, liabilities or expense are caused by or contained in any information furnished in writing to RC2 by the selling stockholder specifically for use in the preparation of the registration statement or by the selling stockholder's failure to deliver a copy of the registration statement or prospectus after RC2 has furnished a sufficient number of copies of the document. The selling stockholders may agree to indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.


     To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. If RC2 is notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required under the Securities Act, disclosing (1) the name of each selling stockholder and of the participating broker-dealer(s), (2) the number of shares involved,
(3) the price at which the shares were sold, (4) the commission paid or discounts or concessions allowed such broker-dealer(s), where applicable, (5) that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (6) other facts material to the transaction. In addition, upon RC2 being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.


     Except as provided herein, RC2 has agreed to pay all the expenses incident to the preparation of this prospectus and the preparation and filing of the registration statement on Form S-3. RC2 estimates such expenses to be approximately $23,708. The selling stockholders will pay all expenses incurred by the selling stockholders in connection with the registration and sale of the shares, including their legal fees and all selling commissions, brokerage fees and related expenses. The selling stockholders estimate their expenses will consist of approximately $2,000 in legal expenses and $0.10 per share in brokers' commissions.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our directors and officers are entitled to statutory rights to be indemnified by us against litigation-related liabilities and expenses if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful, except if a director or officer is determined by a court to be liable to us in a derivative action, then the director or officer is not entitled to be indemnified unless the court in which such action was brought determines in view of all of the circumstances of the case that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Our By-Laws provide for mandatory indemnification of our directors and officers to the full extent of these statutory rights. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, the indemnification provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

                                  LEGAL MATTERS

     The validity of the issuance of the shares of common stock offered by this prospectus will be passed upon for us by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin.

                                     EXPERTS

     The consolidated financial statements and schedules of RC2 Corporation (formerly known as Racing Champions Ertl Corporation) and subsidiaries as of and for the year ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance on the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the 2002 consolidated financial statements refers to the audit by KPMG LLP of the disclosures added to revise the 2001 and 2000 consolidated financial statements, as more fully described in note 3 to the consolidated financial statements. However, KPMG LLP was not engaged to audit, review, or apply any procedures to the 2001 or 2000 consolidated financial statements other than with respect to such disclosures.

     The consolidated financial statements of Learning Curve International, Inc. and subsidiaries (LCI) as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. LCI changed its method of accounting for goodwill and other intangible assets during 2002. The consolidated financial statements and schedules of RC2 Corporation and its subsidiaries as of December 31, 2001 and for each of the years in the two year period then ended, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2002 (2002 Form 10-K), were audited by Arthur Andersen LLP, independent certified public accountants, as stated in their reports incorporated by reference from our 2002 Form 10-K. We included copies of reports previously issued by Arthur Andersen LLP in our 2002 Form 10-K which were not re-issued by Arthur Andersen LLP. In those reports, that firm states that with respect to certain subsidiaries its opinion is based on the reports of other independent auditors, namely Ernst & Young LLP. The financial statements and schedules referred to above have been incorporated by reference in this prospectus in reliance upon the authority of those firms as experts in accounting and auditing.

     On June 18, 2002, we dismissed Arthur Andersen LLP as our independent public accountants and on June 20, 2002, we appointed KPMG LLP as our new independent public accountants. After reasonable efforts, we have been unable to obtain the consent of Arthur Andersen LLP to the incorporation into this prospectus of its report with respect to our consolidated financial statements, which appeared in our 2002 Form 10-K. Under these circumstances, Rule 437a under the Securities Act permits the registration statement on Form S-3 of which this prospectus is a part to be filed without a written consent from Arthur Andersen LLP. The absence of a consent from Arthur Andersen LLP may limit claims against Arthur Andersen LLP under Section 11(a) of the Securities Act for any untrue statement of a material fact contained in our consolidated financial statements as of December 31, 2001 and for each year in the two year period then ended or any omissions to state a material fact required to be stated in those financial statements. We believe, however, that other persons who may be liable under
Section 11(a) of the Securities Act, including our officers and directors, may still rely on Arthur Andersen LLP's reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act. In addition, the ability of Arthur Andersen LLP to satisfy any claims (including claims arising from Arthur Andersen LLP's provision of auditing and other services to us) may be limited as a practical matter due to events in 2002 involving Arthur Andersen LLP.

                       WHERE YOU CAN FIND MORE INFORMATION
                                    ABOUT US


     We have filed a Registration Statement on Form S-3 to register with the Securities and Exchange Commission the common stock that the selling stockholders propose to sell in this offering. This prospectus is a part of the registration statement. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the common stock the selling stockholders propose to sell in this offering, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that we have filed. You may inspect and copy the registration statement, including exhibits, at the public reference room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. You can also obtain copies of this material at prescribed rates by mail by writing to the SEC, Attention: Public Records Branch, 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference room. In addition, the Securities and Exchange Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.


     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any such reports, statements or other information at the Securities and Exchange Commission's public reference room in Washington, D.C. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at "http://www.sec.gov."

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information that we incorporate by reference is deemed to be part of this prospectus, except for any information superseded or modified by information in this prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference into this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our finances.



Our SEC Filings                                    Period or Filing Date
------------------------------------------------   -----------------------------
Annual Report on Form 10-K . . . . . . . . . . .   Year ended December 31, 2002,
                                                   as amended by a Form 10-K/A
                                                   filed on July 1, 2003
Quarterly Report on Form 10-Q. . . . . . . . . .   Quarter ended March 31, 2003,
                                                   as amended by a Form 10-Q/A
                                                   filed on July 1, 2003
Current Report on Form 8-K . . . . . . . . . . .   Filed on March 18, 2003, as
                                                   amended by a Form 8-K/A filed
                                                   on May 7, 2003
Description of our common. . . . . . . . . . . .   June 2, 1997
  stock set forth in our Registration
  Statement on Form 8-A


     We also are incorporating by reference all additional documents that we will file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering. The information contained in these additional documents will automatically update and supersede information contained or incorporated by reference into this prospectus.


     Documents which we incorporate by reference are available to each person, including any beneficial owner, to whom a prospectus is delivered from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit into this prospectus. You may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at our principal executive offices as follows:


     RC2  Corporation
     800  Veterans  Parkway
     Bolingbrook,  IL  60440
     Attention:  Secretary
     (630)  633-3000

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item  14.     Other  Expenses  of  Issuance  and  Distribution.
              ------------------------------------------------
     The following table sets forth the various expenses in connection with the offering of the securities being registered hereby:



Item                          Amount
----------------------------  -------
SEC registration fee . . . .  $ 1,708
Printing expenses. . . . . .    1,000
Legal fees and expenses. . .   10,000
Accounting fees and expenses   10,000
Miscellaneous expenses . . .    1,000
                              -------
     Total . . . . . . . . .  $23,708
                              =======
__________


     All of the above expenses will be paid by the Company. All amounts set forth above, except for the SEC registration fee, are in each case estimated.

Item  15.     Indemnification  of  Directors  and  Officers.
               ---------------------------------------------

     Set forth below is a summary of the provisions of the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of RC2
Corporation (the "Company"), the Amended and Restated By-Laws of the Company (the "By-Laws") and the Delaware General Corporation Law ("DGCL") relating to arrangements by which any of the Company's directors or officers are indemnified or insured against liability he or she may incur in his or her capacity as a director or officer.

The Certificate of Incorporation provides that, to the full extent provided by law, a director will not be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. Section 102(7) of the DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of section 174 of the DGCL or (iv) with respect to any transaction from which the director derived an improper personal benefit.

Under section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. With respect to actions by or in the right of the corporation as a derivative action, section 145 of the DGCL provides that a corporation may indemnify directors, officers and other persons as described above, except if such person has been adjudged to be liable to the corporation, unless the court in which such action or suit was brought determines in view of all of the circumstances of the case that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Article V of the By-Laws provides for the mandatory indemnification of directors, officers, employees or agents of the Company to the full extent permitted by the DGCL. The By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any By-Law or otherwise.

Section 145 of the DGCL permits and Article V of the By-Laws authorizes the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Company would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the DGCL, the Certificate of Incorporation or the By-Laws.


     The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item  16.     Exhibits.
              --------
     The  following  exhibits  are filed as part of this Registration Statement.


Exhibit
Number   Description
-------  --------------------------------------------------------------------------------------------------

     5*    Opinion of Reinhart Boerner Van Deuren s.c.

   23.1    Consent of KPMG LLP as to the financial statements of the Company.

   23.2    Consent of KPMG LLP as to the financial statements of Learning Curve International, Inc.

   23.3    Consent of Ernst & Young LLP.

  23.4*    Information regarding Arthur Andersen LLP.

  23.5*    Consent of Reinhart Boerner Van Deuren s.c. (included in its opinion filed as Exhibit 5 hereto).

    24*    Power of Attorney.
         ______________________

*  Previously  filed.


Item 17.  Undertakings.
          ------------

          (a)  The  undersigned  registrant  undertakes  as  follows:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and

                    (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(a) and (b) will not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 and which are incorporated by reference in this Registration Statement.

               (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d)  The  undersigned  registrant  hereby  undertakes  that:

               (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

               (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bolingbrook, State of Illinois on the 1st day of July, 2003.


                                RC2  CORPORATION

                                BY  /s/ Curtis W. Stoelting
                                    --------------------------------------------
                                    Curtis W. Stoelting, Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature                                       Title                     Date
--------------------------------  ----------------------------------  -------------
          *                       Chairman of the Board and           July 1, 2003
--------------------------------  Director
Robert E. Dods

          *                       Vice Chairman of the Board and      July 1, 2003
--------------------------------  Director
Boyd L. Meyer

          *                       Director                            July 1, 2003
--------------------------------
Peter K.K. Chung

 /s/ Curtis W. Stoelting          Chief Executive Officer and         July 1, 2003
--------------------------------  Director (Principal Executive
Curtis W. Stoelting               Officer

          *                       President and Director              July 1, 2003
--------------------------------
Peter J. Henseler

          *                       Director                            July 1, 2003
--------------------------------
Paul E. Purcell

          *                       Director                            July 1, 2003
--------------------------------
Daniel M. Wright

          *                       Director                            July 1, 2003
--------------------------------
John S. Bakalar

          *                       Director                            July 1, 2003
--------------------------------
John J. Vosicky

          *                       Director                            July 1, 2003
--------------------------------
Richard E. Rothkopf

          *                       Director                            July 1, 2003
--------------------------------
Thomas M. Collinger

 /s/ Jody L. Taylor               Chief Financial Officer and         July 1, 2003
--------------------------------  Secretary (Principal Financial
Jody L. Taylor                    Accounting Officer)

 /s/ Curtis W. Stoelting                                              July 1, 2003
--------------------------------
Curtis W. Stoelting
*Attorney-in-Fact